 BILL OF SALE AND ASSIGNMENT AGREEMENT

This BILL OF SALE and ASSIGNMENT ANDAGREEMENT is made, executed and delivered as of this 6th day of October 2011by Healthcare International Networks, LLC (“Seller”) in favor of Global Health Voyager, Inc. (“Purchaser”).

WHEREAS, Seller desires to sell to Purchaser the business known as "Planet Hospital" (the “Business”, and all such assets used in the Business, the “Assets”) and Purchaser wishes to purchase the Assets; and

WHEREAS, Purchase is not assuming any liabilities of the Seller whether or not such liabilities are associated with the Assets.

NOW, THEREFORE, and for good and valuable consideration, including the payment of One Dollar to Seller by Purchaser, the receipt, adequacy and legal sufficiency of which are hereby acknowledged:

1.         Seller hereby transfers, sells, conveys and assigns unto Purchaser all of Seller’s right, title and interest in and to the Assets owned by Seller that are listed on Schedule 1.2 of the Asset Purchase Agreement between Buyer and Seller.

2.         This Bill of Sale and Assignment Agreement shall be binding upon and shall inure to the benefit of Purchaser and Seller and their respective successors, heirs, legal representatives and permitted assigns. No other person is or shall be entitled to bring any action to enforce any provisions of this Bill of Sale and Assignment Agreement against Seller and in no event shall this Bill of Sale and Assignment Agreement impose or create any liability or obligation of Purchaser to any such person.

3.         Seller hereby irrevocably nominates, constitutes and appoints Purchaser as the true and lawful attorney-in-fact of Seller (with full power of substitution), and hereby authorizes Purchaser, in the name of and on behalf of Seller, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any proceeding and to take any other action that Purchaser may deem appropriate for the purpose of (i) collecting, asserting, enforcing or perfecting any claim, right or interest of any kind that is included in or relates to any of the Assets, (ii) defending or compromising any claim or proceeding relating to any of the Assets, or (iii) otherwise carrying out or facilitating this transaction. The power of attorney referred to in the preceding sentence is coupled with an interest and is irrevocable, and shall survive the dissolution, probate of estate, or insolvency of Seller.

4.         This Bill of Sale and Assignment Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to such state’s principles of conflicts of law.

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Bill of Sale and Assignment Agreement as of the day and year first written above.

SELLER:

Healthcare International Networks, LLC:

By:	/s/ Rudy Rupak
Name: Rudy Rupak
Title: Manager

PURCHASER:

Global Health Voyager, Inc.

By:	/s/Ali Moussavi
Name: Ali Moussavi
Title: Chief Executive Officer